Exhibit 4.9

SUPPLEMENT NO. 2 (this “Representative Supplement No. 2”) dated as of October 31, 2023 to the INTERCREDITOR, COLLATERAL SHARING AND ACCOUNT AGREEMENT dated as of July 14, 2023 (as supplemented by Supplement No. 1 dated as of July 20, 2023 (the “Representative Supplement No. 1”) and this Representative Supplement No. 2, the “Intercreditor Agreement”)), among (i) AZUL SECURED FINANCE LLP, a Delaware limited liability partnership (the “Issuer”), (ii) AZUL S.A., a Brazilian corporation (the “Parent Guarantor”), (iii) the other Obligors party thereto as listed on Schedule I hereto, (iv) TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA., as Brazilian collateral agent (the “Brazilian Collateral Agent”), (v) UMB Bank, N.A., as U.S. collateral agent and as trustee for the Notes (in such capacities, the “U.S. Collateral Agent” and the “Trustee,” respectively), (vi) AERCAP ADMINISTRATIVE SERVICES LIMITED, as representative of the AerCap Secured Parties (the “AerCap Representative”), (vii) VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., as a representative of the Convertible Debentures Secured Parties (the “Convertible Debentures Representative”), and (viii) the additional Representatives from time to time a party thereto.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
WHEREAS, as a condition to the ability of the Issuer or any other Obligor to incur New First Priority Debt and to secure such New First Priority Debt with a Lien on Collateral ranking pari passu with the Liens on such Collateral securing the then- existing Notes Secured Obligations and First Priority Secured Obligations pursuant to the Intercreditor Agreement, the New First Priority Representatives in respect of such New First Priority Debt are required to become a Representative under, and such New First Priority Debt and the related Secured Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement.
WHEREAS, Section 8.07 of the Intercreditor Agreement provides that such New First Priority Representatives may become a Representative under, and such New First Priority Debt and the related Secured Parties may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the New First Priority Representatives of an instrument in a form set forth therein the satisfaction of the other conditions set forth in Section 8.07 of the Intercreditor Agreement.
WHEREAS, the representatives identified on the signature pages to the Representative Supplement No. 1 in respect of US$800,000,000 in aggregate principal amount of 11.930% Senior Secured First Out Notes due 2028 (the “Initial 2028 Notes”) that were issued by the Issuer, and are guaranteed by the Parent Guarantor and the other Obligors, and governed by an indenture dated as of July 20, 2023 between the Issuer, the Parent Guarantor, the entities listed on Schedule I hereto, UMB Bank, N.A., and TMF Brasil Administração e Gestão de Ativos Ltda. (the “Existing 2028 Notes Indenture”), executed the Representative Supplement No. 1 in accordance with the requirements of the First Priority Secured Debt Documents and the Notes Secured Debt Documents.

WHEREAS, the undersigned New First Priority Representatives (as identified on the signature pages hereto) (the “New Representatives”), as representatives in respect of the additional US$36,778,000 in aggregate principal amount of 11.930% Senior Secured First Out Notes due 2028 (the “New 2028 Notes”) that are issued by the Issuer, guaranteed by the Parent Guarantor and the other Obligors, fungible with the Initial 2028 Notes and issued pursuant to the Existing 2028 Notes Indenture as supplemented by the supplemental indenture dated as of the date hereof between the Issuer, the Parent Guarantor, the entities listed on Schedule I hereto and the New Representatives (the “Supplemental 2028 Notes Indenture”), are executing this Representative Supplement No. 2 in accordance with the requirements of the First Priority Secured Debt Documents and the Notes Secured Debt Documents.
NOW, THEREFORE, in respect of the New 2028 Notes, each First Priority Secured Debt Representative and the New Representatives agree as follows:
SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Representatives by its signature below becomes a Representative under, and the related New First Priority Debt in respect of the New 2028 Notes and Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representatives had originally been named therein as a Representative, and each of the New Representatives, on behalf of itself and such Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a New First Priority Representative and to the related Secured Parties that it represents. Each reference to a “Representative” in the Intercreditor Agreement shall be deemed to include the New Representatives. The Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. The New Representatives represent and warrant to the First Priority Secured Debt Representative and the other Secured Parties that (i) they have full power and authority to enter into this Representative Supplement No. 2, in their capacity as Trustee, Paying Agent, Transfer Agent, U.S. Collateral Agent and Brazilian Collateral Agent under the Existing 2028 Notes Indenture as supplemented by the Supplemental 2028 Notes Indenture, (ii) this Representative Supplement No. 2 has been duly authorized, executed and delivered by the New Representatives and constitutes their legal, valid and binding obligation, enforceable against the New Representatives in accordance with the terms of this Representative Supplement No. 2, and (iii) the First Priority Secured Debt Documents relating to such New First Priority Debt provide that, upon the New Representative’s entry into this Agreement, the Secured Parties in respect of such New First Priority Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Secured Parties.

SECTION 3. This Representative Supplement No. 2 may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement No. 2 shall become effective when the U.S. Collateral Agent shall have received a counterpart of this Representative Supplement No. 2 that bears the signatures of the New Representatives and each other First Priority Secured Debt Representative shall have received a counterpart of this Representative Supplement No. 2 that bears the signature of the New Representatives. Delivery of an executed signature page to this Representative Supplement No. 2 by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement No. 2.
SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS REPRESENTATIVE SUPPLEMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 8.08 OF THE INTERCREDITOR AGREEMENT APPLIES HEREIN MUTATIS MUTANDIS.
SECTION 6. In case any one or more of the provisions contained in this Representative Supplement No. 2 should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.09 of the Intercreditor Agreement.
SECTION 8. The Issuer agrees to reimburse each Representative for its reasonable and documented out-of-pocket expenses in connection with this Representative Supplement No. 2, including the reasonable fees, other charges and disbursements of counsel for such Representative, to the extent required in accordance with the applicable First Priority Secured Debt Documents and the Notes Secured Debt Documents.
SECTION 9. This Representative Supplement No. 2 shall serve as an automatic joinder to the Security Agreement and Account Control Agreement. The New Representatives by their signature below shall become subject to and bound by the Security Agreement and Account Control Agreement with the same force and effect as if the New Representatives had originally been named therein as a Representative, and each of the New Representatives, on behalf of itself and such related Secured Parties, hereby agrees to all the terms and provisions of the Security Agreement and Account Control Agreement, applicable to it. The Security Agreement and Account Control Agreement is hereby incorporated herein by reference.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the New Representatives and the First Priority Secured Debt Representatives have duly executed this Representative Supplement No. 2 to the Intercreditor Agreement as of the day and year first above written.

UMB BANK, N.A., as New Representative and U.S. Collateral Agent for the holders of First Priority Secured Debt,

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA., as New Representative and Brazilian Collateral Agent for the holders of First Priority Secured Debt,

By:	/s/ Diogo Rocha Malheiros
	Name:	Diogo Rocha Malheiros
	Title:	Director Capital Markets

UMB BANK, N.A., as First Priority Secured Debt Representative,

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA., as First Priority Secured Debt Representative,

By:	/s/ Diogo Rocha Malheiros
	Name:	Diogo Rocha Malheiros
	Title:	Director Capital Markets
(Signature page to Joinder)

AERCAP ADMINISTRATIVE SERVICES LIMITED, as First Priority Secured Debt Representative,

By:	/s/ Fabio Falkenburger
	Name:	Fabio Falkenburger
	Title:	Attorney in fact

VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., as First Priority Secured Debt Representative,

By:	/s/ Bruna Vasconcelos Monteiro
	Name:	Bruna Vasconcelos Monteiro
	Title:	Attorney-in-fact

By:	/s/ Andrey Atie Abdallah Hallak Gabriel
	Name:	Andrey Atie Abdallah Hallak Gabriel
	Title:	Attorney-in-fact
(Signature page to Joinder)

Acknowledged by:

AZUL SECURED FINANCE LLP

By:	Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL S.A., as Parent Guarantor

By:	/s/ Thais Vieira Haberli
	Name:	Thais Vieira Haberli
	Title:	Attorney-in-Fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A., INTELAZUL S.A., as Obligors

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL VIAGENS E TURISMO LTDA., as Obligors

By:	/s/ Raphael Linares Felippe
	Name:	Raphael Linares Felippe
	Title:	Attorney-in-Fact

AZUL IP CAYMAN HOLDCO LTD., AZUL IP CAYMAN LTD., as Obligors

By:	/s/ Alexandre Wagner Malfitani
	Name:	Alexandre Wagner Malfitani
	Title:	Director
(Signature page to Joinder)

SCHEDULE I
•Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações)
•IntelAzul S.A., a Brazilian corporation (sociedade por ações)
•ATS Viagens e Turismo Ltda., a Brazilian limited liability company (sociedade limitada)
•Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands
•Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands